UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 30, 2010

CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.04        Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 30, 2010, CFS Bancorp, Inc. (the “Company”) provided a notice to its executive officers and directors informing them of a blackout period for the Company’s Employee Stock Ownership Plan (the “ESOP”) and the trading restrictions that apply to them during the blackout period.  This notice was required pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s Regulation BTR, which prohibit trading in the Company’s securities by executive officers and directors during blackout periods.

The blackout period is required due to the merger of the ESOP into the Citizens Financial Bank 401(k) Retirement Plan.  The blackout period will begin at 3:00 p.m. (Central time) on December 31, 2010 and ends during the week of January 23, 2011. During the blackout period and for a period of two years after the ending date of the blackout period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the blackout period by contacting the Company’s Senior Vice President - Human Resources at Citizens Financial Bank, 707 Ridge Road, Munster, IN  46321, (219) 836-5500.

A copy of the notice to executive officers and directors is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7.01        Regulation FD Disclosure.

On November 30, 2010, the Company posted a letter to shareholders on its website.  A copy of the letter is furnished with this report as Exhibit 99.2.

ITEM  9.01        Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description
99.1	Memo to Executive Officers and Directors of CFS Bancorp, Inc. regarding Notice of Blackout Period dated November 30, 2010.
99.2	Letter to Shareholders dated November 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: November 30, 2010	By:	/s/ Joyce M. Fabisiak
Joyce M. Fabisiak
Vice President